UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
September 6, 2006
AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283

(Address of principal executive offices)
Registrant’s telephone number, including area code: (610) 687-5253
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Press Release dated September 7, 2006

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 6, 2006, Mr. Roger F. Millay submitted his resignation as Senior Vice President and Chief Financial Officer of Airgas, Inc. (the “Company”) effective on September 20, 2006. Mr. Millay has accepted the position of Senior Executive Vice President and Chief Financial Officer for Discovery Communications, Inc. The Company is commencing a search to fill the Chief Financial Officer position.
     On September 6, 2006, Mr. Robert M. McLaughlin, Vice President and Controller of the Company, was appointed to serve as Interim Chief Financial Officer of the Company effective on September 20, 2006. Mr. McLaughlin will continue to serve as Vice President and Controller during his tenure as Interim Chief Financial Officer. It is expected that Mr. McLaughlin will serve as Interim Chief Financial Officer of the Company until the date on which a new Chief Financial Officer is appointed by the Board of Directors and has taken office.
     Mr. McLaughlin, 49, has been Vice President and Controller of the Company since June 2001 and, among other things, he has led the Company’s accounting systems conversion to Oracle and the development of a Central Accounting Group. Prior to joining the Company, Mr. McLaughlin served as Vice President-Finance for Asbury Automotive Group, an automotive retailer, and before that as Vice President of Finance and in other financial management roles with Unisource Worldwide, Inc., an international paper and industrial supply distribution company. Mr. McLaughlin, a Certified Public Accountant, began his career with Ernst & Young in 1979. He earned his bachelor’s degree in accounting from the University of Dayton.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following documents are filed as exhibits to this report.
99.1	Press Release dated September 7, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2006	Airgas, Inc. (Registrant)
/s/ Robert M. McLaughlin
Robert M. McLaughlin
Vice President and Controller